UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): July 1, 2019
 ZOVIO INC
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1811 E Northrop Blvd Chandler, Arizona	85286
(Address of principal executive offices)	(Zip Code)
 (858) 668-2586
(Registrant’s telephone number, including area code)
 8620 Spectrum Center Blvd., San Diego, California 92123
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZVO	The Nasdaq Stock Market LLC

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Appointment of John J. Kiely as Director
On July 1, 2019, the board of directors (the “Board”) of Zovio Inc (the “Company”), upon the recommendation of the Nominating and Governance Committee of the Board, appointed John J. Kiely to the Board, effective as of July 1, 2019. Mr. Kiely will serve as a Class I director, with a term expiring at the annual meeting of stockholders to be held in 2022. Mr. Kiely will serve on the Audit Committee and Nominating and Governance Committee of the Board. In addition, the Board determined that Mr. Kiely qualifies as independent under the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”).
John J. Kiely, age 60, has over 39 years of experience as an accountant and audit partner serving major corporate and private equity clients in the pharmaceutical, manufacturing, chemical and medical device sectors. From August 1980 through June 2019, he worked at Price Waterhouse Coopers, with 28 years as an Audit Partner. Mr. Kiely is also a licensed Certified Public Accountant and has a B.A. in Accounting from St. Francis University. Mr. Kiely brings to the Board extensive experience in accounting and audit matters.
In connection with his appointment to the Board and in accordance with the Company’s non-employee director compensation program, Mr. Kiely will receive a base annual retainer of $50,000 for service on the Board, $10,000 for service on the Audit Committee and $5,000 for service on the Nominating and Governance Committee. In addition, Mr. Kiely is eligible to receive a restricted stock unit (RSU) grant under the Company’s Amended and Restated 2009 Stock Incentive Plan, for a number of shares of Company common stock equal to the quotient of (a) $85,000, divided by (b) the closing price of Company common stock on the Nasdaq on the date of grant. Mr. Kiely may be eligible for additional RSU awards that may be granted to the Company’s non-employee directors from time to time in the discretion of the Board and the Compensation Committee of the Board.
Also in connection with his appointment to the Board, Mr. Kiely entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.33 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2016 and is incorporated herein by reference.
There is no arrangement or understanding between Mr. Kiely and any other person pursuant to which Mr. Kiely was selected as a director. In addition, Mr. Kiely is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2019		Zovio Inc

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel